Exhibit 99.1

LAKELAND BANCORP, INC. (the “Company”)

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for “forward-looking statements” (as defined in the Act). The Annual Report on Form 10-K to which this Exhibit is attached, the Company’s Annual Report to Shareholders, any Quarterly Report on Form 10-Q prepared by the Company, any Current Report on Form 8-K prepared by the Company and any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company’s current view (as of the date that such forward-looking statement is made) with respect to future events, prospects, projections, financial performance or other matters. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, the following: uncertainties relating to general economic conditions; uncertainties relating to the determination of the Company’s provision for loan and lease losses and allowance for loan and lease losses (as described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Provision for Loan and Lease Losses” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Loans — Risk Elements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003); uncertainties relating to the analysis of the Company’s assessment of rate sensitive assets and rate sensitive liabilities and relating to the extent to which market factors indicate that a financial institution such as the Company should match such assets and liabilities (as described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Interest Rate Risk” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003); the impact of competition among financial institutions and between financial institutions and other sources of credit; the impact of off-balance sheet obligations (as described in the Notes to the Company’s consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2003); whether or not and the extent to which the Company ultimately receives payment of all amounts due from the lease portfolio (as described in Note 15-Commitments and Contingencies in the Notes to the Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2003); changes to the presentation of financial results and condition resulting from adoption of new accounting principles or upon the advice of the Company’s independent auditors or the staff of various regulatory agencies; unanticipated demands upon the Company’s liquidity; unanticipated failure or malfunction of the Company’s information systems; changes in, or failure to comply with governmental regulations; the costs and other effects of administrative and legal proceedings; the continued financial viability of the Company’s borrowers; the continued financial viability of the issuers of securities within the Company’s investment portfolio; labor and employment benefit costs; the ability of the Company to integrate the operations of Newton Trust Company after the merger with Newton Financial Corporation (see Note 2-Acquisitions in the Notes to the Consolidated Financial Statements included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2003); and other factors referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 or other filings or written or oral statements made by or on behalf of the Company. The words “believe”, “expect”, “anticipate”, “project” and similar expressions identify “forward-looking statements”, which speak only as of the date that the statement is made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.